Filed pursuant to Rule 424(b)(3)

Registration No. 333-291592

PROSPECTUS

Navitas Semiconductor Corporation

Up to 14,814,813 Shares of Class A Common Stock Offered by Selling Stockholders

This prospectus relates to the offer and potential resale from time to time by the selling stockholders named in this prospectus (the “selling stockholders”) of up to an aggregate of 14,814,813 shares (the “PIPE Shares”) of the Class A common stock, par value $0.0001 per share (our “common stock”) of Navitas Semiconductor Corporation (the “Company,” “we,” “us” or “our”). The PIPE Shares were issued to the selling stockholders in a private placement transaction pursuant to that certain Securities Purchase Agreement, dated as of November 7, 2025, by and among us and the several purchasers named therein (the “Securities Purchase Agreement”). See “Selling Stockholders” for additional information.

The PIPE Shares were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder. Each purchaser represented that it was an “accredited investor” (as defined by Rule 501 under the Securities Act). We are registering the PIPE Shares, as required by the Registration Rights Agreement, dated November 7, 2025, by and among the Company and investors named therein (the “Registration Rights Agreement”), to allow the selling stockholders to, from time to time, offer and resell or otherwise dispose of the PIPE Shares.

The selling stockholders will receive all of the proceeds from any sales of the PIPE Shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering.

Our registration of the PIPE Shares does not mean that the selling stockholders will offer or sell any of such shares. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the PIPE Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

Our common stock is listed on The Nasdaq Global Market (“Nasdaq”) under the trading symbol “NVTS.” On December 17, 2025, the last reported sale price of our common stock on Nasdaq was $7.38 per share.

We are a “smaller reporting company” as that term is defined in Item 10(f)(1) of Regulation S-K, and as such, have elected to comply with certain reduced public company reporting requirements for the registration statement of which this prospectus forms a part and future filings. See “Prospectus Summary — Implications of Being a Smaller Reporting Company.”

Investment in our common stock involves risk. See “Risk Factors” beginning on page 4 of this prospectus and in any applicable prospectus supplement and in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and any applicable prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 18, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process under the Securities Act, pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the PIPE Shares covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus, any prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and therein include important information about us, the PIPE Shares being offered and other information you should know before investing in our common stock. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or PIPE Shares are sold or otherwise disposed of on a later date. Our business, financial condition, results of operations and prospects may have changed since such dates. This prospectus, together with any prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein and therein, will include all material information relating to the applicable offering. You should carefully read both this prospectus and the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under “Where You Can Find More Information,” and “Incorporation of Certain Information by Reference” before buying any of the PIPE Shares being offered.

You should rely only on this prospectus, the information incorporated or deemed to be incorporated by reference in this prospectus or contained in any prospectus supplement or free writing prospectus filed with the SEC. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains and/or incorporates by reference statements that are not historical facts and are considered forward-looking within the meaning of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements in this prospectus may include, for example, statements about: our financial and business performance; changes in our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans; our product development timeline and expected start of production; the implementation, market acceptance and success of our business model; our ability to scale in a cost-effective manner; developments relating to our competitors and industry; trading relationships between countries in which we operate, including primarily those between the United States and China, and related regulatory developments such as tariffs, customs duties, trade sanctions and cross-border investment restrictions; our ability to realize benefits from the acquisition of GeneSiC Semiconductor Inc.; our ability to obtain and maintain intellectual property protection, and not infringe on the rights of the intellectual property of others; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations; our business, expansion plans and opportunities; the outcome of any known and unknown litigation and regulatory proceedings; and the risks and uncertainties described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q, including under the section titled “Risk Factors.”

These forward-looking statements are based on information available to us at the time of this prospectus or the documents incorporated by reference herein and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties, and other factors. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements, including those set forth in this prospectus in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in any accompanying prospectus supplement. Should one or more of the risks or uncertainties described in this prospectus, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements.

You should read this prospectus and any accompanying prospectus supplement, if any, completely and with the understanding that our actual future results, levels of activity and performance as well as other events and circumstances may be materially different from what we expect. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our common stock. You should carefully read the prospectus, the applicable prospectus supplement, any related free writing prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, including the information discussed under “Risk Factors” in this prospectus, the applicable prospectus supplement, any free writing prospectus and the documents incorporated by reference herein and our financial statements and related notes that are incorporated by reference in this prospectus.

Company Overview

We design, develop and market next-generation power semiconductors including gallium nitride (“GaN”) power integrated circuits, high-voltage silicon carbide (‘SiC”) devices, associated high-speed silicon system controllers, and digital isolators used in power conversion and charging. We focus on high-power markets including artificial intelligence (“AI”) data centers, performance computing, energy and grid infrastructure, and industrial electrification. We believe that our products provide superior efficiency, performance, size, cost and sustainability relative to existing silicon technology. We presently operate as a product design house that contracts the manufacturing of our chips and packaging to partner suppliers. We maintain our operations around the world, including the United States, Ireland, Germany, Italy, Belgium, China, Taiwan, Thailand, South Korea and the Philippines, with principal executive offices in Torrance, California. We have over 300 patents issued or pending and are the world’s first semiconductor company to be CarbonNeutral®-certified. We utilize a fabless business model, working with third parties to manufacture, assemble and test our designs. Our fabless model allows us to run the business today with minimal capital expenditures.

Corporate Background

We are a Delaware corporation and conduct our operations through our wholly owned subsidiaries, including Navitas Semiconductor Limited, an Irish company domesticated in Delaware as Navitas Semiconductor Ireland, LLC, and GeneSiC Semiconductor LLC, a Delaware limited liability company (“GeneSiC”). For historical and accounting purposes, our predecessor was the legacy Navitas Semiconductor business, founded in 2014. As an SEC registrant, we were formerly a special-purpose acquisition company named Live Oak Acquisition Corp. II (“Live Oak”), a Delaware corporation formed in 2020 for the purpose of acquiring a business, at which time it was unaffiliated with Navitas. On October 19, 2021, we completed a business combination in which, among other transactions, Live Oak acquired Navitas Semiconductor Limited and its subsidiaries, changed its name to Navitas Semiconductor Corporation, and began trading on Nasdaq under the trading symbol “NVTS.” On August 15, 2022, we acquired the GeneSiC business. For more information about the business combination with Live Oak, our acquisition of GeneSiC and other transactions, see our other SEC filings incorporated by reference in this prospectus and discussed in “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

Terminology

In this prospectus and our other SEC filings, references to “Navitas,” “we,” “our,” “us” and “the Company” refer to the legacy Navitas Semiconductor business before the business combination with Live Oak, and/or to Navitas Semiconductor Corporation and its consolidated subsidiaries after the business combination, as the context suggests. We refer to specific legal entities by their individual names as necessary.

Corporate Information

Our principal executive offices are located at 3520 Challenger Street, Torrance, California 90503-1640. Our telephone number is (844) 654-2642. Our website address is www.navitassemi.com. The information located on, or accessible from, our website is not, and shall not be deemed to be, a part of this prospectus or any accompanying prospectus supplement or incorporated into any other filings that we make with the SEC.

Private Placement

On November 7, 2025, we entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Investors”), pursuant to which we issued and sold 14,814,813 PIPE Shares at a purchase price of $6.75 per PIPE Share (the “Private Placement”).

In connection with the Private Placement, we entered into a registration rights agreement (the “Registration Rights Agreement”), dated November 7, 2025, with the Investors, pursuant to which we agreed to file a registration statement with the SEC registering the resale of the PIPE Shares no later than November 17, 2025 (the “Filing Date”) and to use commercially reasonable efforts to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than the 30th calendar day following the Filing Date (or 120 days following the Filing Date in the event of a “full review” by the SEC).

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and accordingly may provide less public disclosure than larger public companies. As a result, the information that we provide to our stockholders may be different than you might receive from other public reporting companies in which you hold equity interests.

THE OFFERING

Common Stock to be Offered by the Selling Stockholders:	Up to 14,814,813 shares of common stock, which were issued to the selling stockholders in a private placement.
Shares of Common Stock Outstanding:	230,496,182 shares of common stock as of November 14, 2025
Use of Proceeds:	All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these PIPE Shares. See “Use of Proceeds.”
Plan of Distribution:	The selling stockholders will determine and when and how they sell all or a portion of the PIPE Shares offered pursuant to this prospectus. See “Plan of Distribution.”
Risk Factors:	Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, as well as the risk factors contained in the reports we file with the SEC that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before making a decision to invest in shares of our common stock. See “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” for information on how we disclose Risk Factors and other information in this prospectus by referring you to other documents, and how you can access those documents.
Trading Market and Symbol:	Our common stock is listed on Nasdaq under the symbol “NVTS.”

RISK FACTORS

Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus, any prospectus supplement and the documents we incorporate by reference, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common stock could decline and you could lose part or all of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All PIPE Shares offered by this prospectus are being registered for the accounts of the selling stockholders, and we will not receive any proceeds from the sale of the PIPE Shares.

SELLING STOCKHOLDERS

The PIPE Shares being offered by the selling stockholders are those previously issued to the selling stockholders. For additional information regarding the issuances of the PIPE Shares, see “Private Placement” above. We are registering the PIPE Shares in order to permit the selling stockholders to offer the PIPE Shares for resale from time to time. Except for the ownership of the PIPE Shares, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of our common stock by each of the selling stockholders. The second column lists the number of shares of common stock beneficially owned by each selling stockholder, as of November 14, 2025.

The third column lists the PIPE Shares being offered by this prospectus by the selling stockholders.

In accordance with the terms of a registration rights agreement with the selling stockholders, this prospectus generally covers the resale of the number of shares of common stock issued to the selling stockholders in the Private Placement, determined as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the registration right agreement. The fourth column assumes the sale of all of the PIPE Shares offered by the selling stockholders pursuant to this prospectus.

	Number of Shares of Common Stock Owned Before the Offering(1)		Maximum Number of Shares of Common Stock to be Sold Pursuant to this	Number of Shares of Common Stock Owned After the Offering(2)
Name of Selling Stockholder	Number	Percent	Prospectus(2)	Number	Percent
Davidson Kempner Arbitrage, Equities and Relative Value LP (3)	9,412,000	4.1%	9,412,000	0	0%
Citadel CEMF Investments Ltd. (4)	2,962,962	1.3%	2,962,962	0	0%
Ghisallo Master Fund LP (5)	2,222,222	1.0%	2,222,222	0	0%
M.H. Davidson & Co. (6)	217,629	*	217,629	0	0%

*	Less than 1%

(1)	Applicable percentage ownership is based on 230,496,182 shares of our common stock outstanding as of November 14, 2025.

(2)	Assumes all shares are sold in this offering. The selling stockholders may sell all, some or none of its shares of common stock in this offering. See “Plan of Distribution.”

(3)	Davidson Kempner Arbitrage, Equities and Relative Value LP is a Cayman Islands exempted limited partnership (“DKAERV”). Davidson Kempner Multi-Strategy GP II LLC, a Delaware limited liability company (“DKAERV GP”), is the general partner of DKAERV and Davidson Kempner Liquid GP Topco LLC, a Delaware limited liability company, is the managing member of DKAERV GP. Davidson Kempner Capital Management LP, a Delaware limited partnership and a registered investment adviser with the SEC, is responsible for the voting and investment decisions of DKAERV. The address of the principal business office of DKAERV is 9 W. 57th Street, Floor 29, New York, New York 10019.

(4)	Citadel Advisors LLC is the portfolio manager of Citadel CEMF Investments Ltd. Citadel Advisors Holdings LP, or CAH, is the sole member of Citadel Advisors LLC. Citadel GP LLC, or CGP, is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP. Mr. Griffin, as the owner of a controlling interest in CGP, may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over the shares owned by the selling stockholder. This disclosure is not and shall not be construed as an admission that Mr. Griffin or any of the Citadel-related entities listed above is the beneficial owner of any securities of the Company other than the shares actually owned by such person (if any). The address of the principal business office of Citadel CEMF Investments Ltd. is 830 Brickell Plaza, Floor 15, Miami, Florida 33131.

(5)	Michael Germino is the CIO of Ghisallo Capital Management LLC, which is the discretionary investment manager of Ghisallo Master Fund LP. Ghisallo Master Fund General Partner LP is the general partner of Ghisallo Master Fund LP. The address of the principal business office of Ghisallo Master Fund LP is 190 Elgin Avenue, George Town, Grand Cayman, Cayman Islands KY1-9008.

(6)	M.H. Davidson & Co. is a New York limited partnership (“CO”). M.H. Davidson & Co. GP, L.L.C., a Delaware limited liability company, is the general partner of CO. Davidson Kempner Capital Management LP, a Delaware limited partnership, is responsible for the voting and investment decisions of CO. The address of the principal business office of CO is 9 W. 57th Street, Floor 29, New York, New York 10019.

Relationships with the Selling Stockholders

Except as disclosed above and in our periodic reports and current reports filed with the SEC from time to time, the selling stockholders have not held any position or office, or have otherwise had a material relationship, with us within the past three years other than as a result of the ownership of our common stock or other securities.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following description of our capital stock and provisions of our second amended and restated certificate of incorporation (the “Certificate of Incorporation”), and amended and restated bylaws (the “Bylaws”) are summaries and are qualified by reference to the Certificate of Incorporation and the Bylaws that are on file with the SEC.

Authorized Capital Stock

The Certificate of Incorporation authorizes us to issue 751,000,000 shares, consisting of (a) 750,000,000 shares of common stock including (i) 740,000,000 shares of Class A common stock and (ii) 10,000,000 shares of Class B common stock, and (b) 1,000,000 shares of preferred stock.

Common Stock

The Certificate of Incorporation currently authorize the issuance of up to 750,000,000 shares of common stock. Each holder of record of common stock is entitled to one vote for each outstanding share owned, on every matter properly submitted to the stockholders for their vote; provided, that if any stockholder entitled to vote at a meeting at which directors are to be elected gives timely notice of their intention to cumulate votes in the election of directors, stockholders may cumulate votes for the election of directors.

Subject to the dividend rights of holders of any preferred stock that may be issued from time to time, holders of our common stock are entitled to any dividend declared by the Board out of funds legally available for that purpose.

Holders of our common stock have one vote per share on all matters submitted to a vote of the stockholders, and the right to share pro rata in our net assets in liquidation after payment of any amounts due to creditors and in respect of any preferred stock. Holders of our common stock are not entitled as a matter of right to any preemptive or subscription rights, and are not entitled to cumulative voting in director elections.

As of November 14, 2025, we had 22 holders of record of our common stock.

Listing

Our common stock is listed on Nasdaq under the symbol “NVTS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

PLAN OF DISTRIBUTION

Each selling stockholder (the “selling stockholders”) of the PIPE Shares and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their PIPE Shares covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the PIPE Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the PIPE Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such PIPE Shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of PIPE Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the PIPE Shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the PIPE Shares in the course of hedging the positions they assume. The selling stockholders may also sell our common stock short and deliver these PIPE Shares to close out their short positions, or loan or pledge the PIPE Shares to broker-dealers that in turn may sell the PIPE Shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of PIPE Shares offered by this prospectus, which PIPE Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the PIPE Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the PIPE Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the securities. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Cozen O’Connor P.C., New York, New York.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2024 and 2023 and for the years then ended, incorporated in this prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2024, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate important information into this prospectus by referring you to other documents which contain that information, including documents that we have already filed with the SEC and documents that we will file later with the SEC. Any information that is incorporated by reference (or deemed incorporated by reference, as discussed below) will automatically update and supersede earlier-filed information. Because we are incorporating our future SEC filings by reference, this prospectus and any accompanying prospectus supplement will be continually updated by those future filings, and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus and such accompanying prospectus supplements. This means you must review all SEC filings that we incorporate by reference to determine if any of the statements in this prospectus, or in an accompanying prospectus supplement, or in any document previously incorporated by reference, have been modified or superseded by subsequent filings. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering:

The following documents are incorporated by reference into this prospectus:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 19, 2025, as amended by Form 10-K/A filed with the SEC on May 1, 2025;

•	Our Proxy Statement on Schedule 14A filed with the SEC on May 29, 2025;

•	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 9, 2025, August 4, 2025, and November 3, 2025;

•	Our Current Reports on Form 8-K and 8-K/A, filed with the SEC on February 24, 2025; March 3, 2025; March 20, 2025; March 21, 2025; April 2, 2025; April 10, 2025; April 29, 2025; May 5, 2025; May 14, 2025; May 27, 2025; July 1, 2025; July 3, 2025; July 8, 2025; July 29, 2025; August 4, 2025; August 25, 2025; November 3, 2025; November 7, 2025; and November 10, 2025.

•	The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 19, 2021.

In addition, all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, until the offering of the securities offered hereby is terminated or completed, shall be deemed to be incorporated by reference into this prospectus.

Unless specifically stated to the contrary, any information that we may furnish to the SEC under Items 2.02 or 7.01 of any current report on Form 8-K, including any related exhibits under Item 9.01, will not be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in this prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus, modifies or supersedes the statement. Any statement so modified or superseded will be deemed not to constitute a part of this prospectus except as so modified or superseded.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, with a copy of all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. You may obtain copies of these filings, at no cost, through the “Investor Relations” section of our website (https://ir.navitassemi.com) and you may request a copy of these filings (other than an exhibit to any filing unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

Navitas Semiconductor Corporation

3520 Challenger Street

Torrance, California 90503-1640

Attention: Corporate Secretary

Telephone: (844) 654-2642

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the PIPE Shares offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, we refer you to the registration statement and to its exhibits and schedules.

We file annual, quarterly and current reports and other information with the SEC. The SEC maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that are filed electronically with the SEC.

These documents are also available, free of charge, through the Investors section of our website, which is located at https://ir.navitassemi.com. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information on our website to be part of this prospectus.

Navitas Semiconductor Corporation

Up to 14,814,813 Shares of Class A Common Stock
Offered by Selling Stockholders

PROSPECTUS

DECEMBER 18, 2025

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date of this prospectus. The selling stockholders is not making an offer of these securities in any state where the offer is not permitted.